UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 5, 2017

SQN AIF IV, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-184550	36-4740732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

SQN AIF IV, L.P. (“Fund IV”) retained a third party valuation expert (“Valuation Firm”) to provide an independent assurance of the per unit estimated value of Fund IV’s limited partnership units. Using a methodology that conforms to standard industry practice, the Valuation Firm reviewed the assets and liabilities of Fund IV. On March 31, 2017, the Valuation Firm furnished a report confirming the per unit estimated value of Fund IV as of March 31, 2017. As of March 31, 2017, the per unit estimated value of Fund IV was $1,043.51 per limited partnership unit. Those members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) that participated in the offering of Fund IV’s limited partnership units may use the estimated per unit value on customer account statements to satisfy the reporting obligations under rules 2310 and 2340 required for FINRA members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2017	SQN AIF IV, L.P.

	By:	SQN AIF IV GP, LLC, its general partner

By:	/S/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski
President and Chief Executive Officer